Exhibit 10.2

Amendment to the
Kyndryl Executive Severance Plan
and Executive Retirement Policy

The following amendments are effective for terminations of employment occurring on or after July 28, 2022.

1.	Article 3 (“Severance Benefits”) is amended by adding the following paragraph under the heading “Amount of Severance Benefits” and immediately prior to the subheading “Calculation of Incentive Pay Amounts”:

An Eligible Executive who has a Termination Without Cause after reaching age 55 and completing 10 years of service with Kyndryl (including, for this purpose, service with IBM for individuals whose employment was transferred from IBM to Kyndryl in connection with Kyndryl’s spin-off from IBM as an independent publicly traded company) will also be eligible for continued vesting following termination of employment in the Eligible Executive’s outstanding restricted stock units or cash awards issued under the Long-Term Performance Plan. This continued vesting is part of the Severance Benefits under the Plan and subject to signing and not revoking a confidential separation agreement as required under the Plan that also includes, except to the extent waived by Kyndryl for retirees outside the United States (in writing by the Plan Administrator), a two-year non-competition commitment as required under Kyndryl’s Executive Retirement Policy.

2.	Article 4 (“Payment of Severance Benefit”) is amended by replacing the existing text and table under the heading “Form of Payment” with the following:

Form of Payment

The form of payment for the Severance Benefits payable under the Plan depends on the circumstances of your termination of employment:

Termination Without Cause (non-Change in Control)	Change in Control Termination (for Named Executive Officers, Band A Executives)

Immediate lump sum of Base Pay Severance Benefits

Medical premiums covered upon COBRA enrollment

Bonus under the Annual Incentive Plan paid at originally scheduled time pursuant to terms of the incentive plan (but using the prorated calculation and actual performance as described above)

Payment of outstanding equity awards in accordance with the terms of the equity plan and awards (for individuals eligible for continued vesting on account of terminating employment after reaching age 55 and 10 years of service)

Immediate lump sum of Base Pay and target bonus Severance Benefits and medical premiums

Immediate lump sum of current period Annual Incentive Pay (prorated target)

Payment of outstanding equity awards in accordance with the terms of the equity plan and awards